EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of FOCUS Enhancements, Inc. on Form S-8 (Nos. 33-80498, 33-80651 and 333-33243) and on Form S-3 (Nos. 33-80033, 333-26911 and 333-43285) of our report, dated
February 27, 1998, (except for Note 13 as to which the date is March 3, 1998), on our audit of the consolidated financial statements of FOCUS Enhancements, Inc. as of December 31, 1997 and for the year ended, which report is included in this Annual Report on Form 10-KSB.



                                        WOLF & COMPANY, P.C.

Boston, Massachusetts
March 31, 1998